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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  August 6, 1999
                                                 ------------------

                           Camco FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




         DELAWARE                      0-25196                  51-0110823
----------------------------    ---------------------    -----------------------
(State or other jurisdiction    (Commission File No.)    (IRS Employer I.D. No.)
     of incorporation)



                 814 Wheeling Avenue, Cambridge, Ohio 45725-0708
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:    (740) 432-5641
                                                    --------------------




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Item 5. Other Events.

         On August 6, 1999, Camco Financial Corporation, a Delaware corporation ("Camco"), Westwood Homestead Financial Corporation, an Indiana corporation ("WHFC"), and its wholly-owned subsidiary, Westwood Homestead Savings Bank, a savings bank organized under the laws of the State of Ohio ("WHSB"), entered into an Agreement of Merger and Plan of Reorganization, a copy of which is attached hereto attatched hereto as Exhibit 2 (the "Agreement"). The Agreement provides for the merger of WHFC with and into Camco (the "Merger"). The following summary of some of the material terms and conditions of the Agreement is qualified in its entirety by reference to Exhibit 2.

         In accordance with the terms and subject to the conditions of the Agreement, each of the outstanding shares of WHFC will be canceled and extinguished on the effective date of the Merger in consideration and exchange for 0.611 shares of Camco, subject to certain adjustments specified in the Agreement, and $5.20 (the "Per Share Merger Consideration").

         On August 6, 1999, there were 2,168,818 shares of WHFC issued and outstanding and 279,192 shares of WHFC subject to outstanding options (the "WHFC Options"). At the effective time of the Merger, the WHFC Options will be assumed by Camco and upon exercise, each holder of WHFC Options will receive a number of Camco shares equal to the number of shares of WHFC subject to the WHFC Option multiplied by the value of the Per Share Merger Consideration divided by the market value of a Camco share on the day the Merger is completed (the "Option Exchange Ratio"). The per share exercise price of the WHFC Options after the effective time of the Merger will equal the per share exercise price of the WHFC Options immediately before the closing of the Merger divided by the Option Exchange Ratio.

         At August 6, 1999, there were 5,720,888 shares of Camco issued and outstanding. Assuming the issuance of 0.611 Camco shares in exchange for each share of WHFC, the exercise of all of the WHFC Options before the consummation of the Merger and the absence of any dissenting shares, Camco would issue approximately 1,495,734 shares in the Merger. The total number of outstanding shares of Camco after the Merger would then equal approximately 7,216,622, of which 20.7% would be held by former shareholders of WHFC.

         The consummation of the Merger is subject to a number of conditions, including, but not limited to, the approval of the appropriate regulatory agencies and the approval of the requisite number of shareholders of WHFC, Camco and WHSB. The Agreement may be terminated by the Board of Directors of Camco or WHFC if the Merger is not consummated on or before June 30, 2000.

Item 7. Financial Statements and Exhibits.

                  (a) and (b). Not applicable.
                  (c)  Exhibits.
                       See Index to Exhibits.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             CAMCO FINANCIAL CORPORATION



                                             By: /s/ Larry A. Caldwell
                                                -------------------------------
                                                 Larry A. Caldwell, President


Date: August 12, 1999



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                                INDEX TO EXHIBITS


Exhibit Number                       Description
--------------                       -----------
       2       Agreement of Merger and Plan of Merger and Reorganization, dated
               August 6, 1999, by and among Camco Financial Corporation,
               Westwood Homestead Financial Corporation and The Westwood
               Homestead Savings Bank

      99       News Release of Camco Financial Corporation dated August 6, 1999






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